UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2026

SIDUS SPACE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41154	46-0628183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Imperial Blvd., Suite 201 Cape Canaveral, FL		32920
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (321) 613-5620

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SIDU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) Non-Reliance Determination

On November 2, 2026, the Audit Committee (the “Audit Committee”) of the Board of Directors of Sidus Space, Inc. (the “Company”), together with management concluded that, for the reasons described below, (i) the audited consolidated financial statements as of and for the year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K, filed on March 31, 2025; (ii) the audited consolidated financial statements as of and for the year ended December 31, 2025, included in the Company’s Annual Report on Form 10-K, filed on April 1, 2026; (iii) the unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2026, included in the Company’s Quarterly Report on Form 10-Q, filed on May 15, 2026; and (iv) the unaudited condensed consolidated financial statements as of and for the three and six months ended June 30, 2026, included in the Company’s Quarterly Report on Form 10-Q, filed on August 13, 2026 (collectively, the “Affected Financial Statements”), should no longer be relied upon.

Similarly, any related previously issued earnings releases, press releases, investor presentations and other communications describing the Company’s financial results or related financial information for the affected periods should no longer be relied upon to the extent they reflect or are based upon the Affected Financial Statements.

Background and Nature of Errors

Subsequent to the issuance of the Affected Financial Statements and following a review of the transactions, the Company determined that the following errors and other immaterial items should be corrected within the Affected Financial Statements.

Warrant Classification. 3,409,946 common stock warrants issued on December 17, 2024 to investors under a private placement securities purchase agreement should have been classified as liabilities, rather than equity, and measured at fair value at each reporting date under ASC 815-40. The warrant agreements provide the holders with certain cash redemption rights at a Black Scholes Value (as defined within the warrant agreements) in the event of a Fundamental Transaction (as defined within the warrant agreements) that is within the control of the Company. The definition of the Black Scholes Value precludes equity classification under the indexation guidance as it includes a provision for the use of the greater of a fixed volatility input or the Company’s 100 day historical volatility upon a Fundamental Transaction. As a result, the Company did not record a warrant liability, which would have been approximately $4.7 million as of the issuance date, or recognize changes in fair value in earnings in each period thereafter.

Satellite (LS-2) Capitalization and Impairment. The Company capitalized the cost of its LizzieSat 2 satellite (“LS-2”), which launched in December 2024, and began depreciating it in the three months ended December 31, 2024. Subsequently, the Company determined that, despite indications that the satellite was functioning after launch, communications with the satellite could not be established and thus, the satellite was deemed not ready for its intended use. As a result, depreciation expense of approximately $0.3 million per quarter that was recorded in cost of revenue should not have been recorded for LS-2. During the period subsequent to launch, the Company pursued various methods for establishing full communications with, and commissioning LS-2. Based upon subsequent analysis of the historical fact pattern by management, the Company should have recognized an impairment charge of approximately $4.0 million during the three months ended March 31, 2026, equal to the full carrying amount of LS-2, as the probability of commissioning the satellite became remote during the three months ended March 31, 2026.

VPX Product Development Costs. The Company also capitalized, within construction in progress, costs to design and develop preproduction prototypes of its VPX product, beginning in the three months ended June 30, 2025. Total capitalized hardware costs that should have been expensed during the year ended December 31, 2025, and during the three months ended March 31, 2026, and June 30, 2026, were approximately $1.7 million, $0.7 million, and $0.3 million, respectively. Based upon management’s subsequent review, the Company determined that these costs should have been expensed as research and development as incurred under ASC 730 as the preproduction prototypes did not have an alternative future use.

Customer Contract Revenue Recognition. The Company recognized revenue under a contract with a customer based on a milestone billing schedule of $0.75 million in the year ended December 31, 2023, $0.5 million in the three months ended September 30, 2024 and $0.4 million in the three months ended June 30, 2026. Based upon management’s subsequent re-evaluation of the revenue recognition treatment, these amounts should have been recorded as contract liabilities until the Company’s mission operations services commenced because the Company’s activities prior to the related commissioning of LS-4 did not transfer a good or service to the customer under ASC 606. The Company expects to correct these amounts by recording the balance of $1.65 million as of June 30, 2026 as a contract liability, and does not expect to recognize these amounts as revenue until the related satellite is commissioned and the Company’s performance under the contract begins. The Company expects to correct the initial $0.75 million of revenue recognized during the year ended December 31, 2023 as an opening adjustment to accumulated deficit on January 1, 2024.

The identification and evaluation of these errors is preliminary, unaudited and may be subject to change (including the potential identification of additional errors) as the Company completes its procedures and restates the Affected Financial Statements.

Summary of Impacts

The Company is continuing to determine the adjustments necessary to correct the Affected Financial Statements, including any related effects on income statement items, cash flows and disclosures. Although the precise effects of the accounting corrections on the financial statements for each affected period have not yet been finalized, the restatements are expected to increase net loss by approximately $12.5 million for the year ended December 31, 2024, primarily due to the remeasurement of liability classified warrants, decrease net loss by approximately $5.5 million for the year ended December 31, 2025, and increase net loss by approximately $2.6 million, $1.5 million, and $4.1 million for the three months ended March 31, 2026, the three months ended June 30, 2026, and the six months ended June 30, 2026, respectively.

In addition, as of December 31, 2024, December 31, 2025, March 31, 2026, and June 30, 2026, respectively, and as compared to the amounts originally reported, the Company currently expects the restatements to (i) decrease total assets by approximately $0.2 million, $1.0 million, $5.5 million, and $5.6 million, (ii) increase total liabilities by approximately $17.9 million, $8.0 million, $6.1 million, and $7.5 million, increase mezzanine equity by approximately $1.9 million in all periods and (iii) decrease total stockholders’ equity by approximately $20.0 million, $10.9 million, $13.5 million, and $15.0 million.

The Company does not expect the restatements to affect net cash provided by financing activities in any period, but expects them to result in reclassifications between net cash used in operating activities and net cash used in investing activities, including the reclassification of a certificate of deposit from cash and cash equivalents to short-term investments beginning with the year ended December 31, 2025.

The amounts above are preliminary, unaudited and subject to change as the Company completes its analysis, including its analysis of the warrants and its quantification of the temporary equity classification of the warrants issued to the placement agent, which is not yet reflected above.

Restatement Process

The Company intends to restate the Affected Financial Statements in appropriate filings with the Securities and Exchange Commission (“SEC”) as soon as reasonably practicable. The Company has not yet determined the timing of those filings. Investors, analysts and other persons should not rely on the Affected Financial Statements or related financial information described above until restated financial information is made available. The Company’s review of the financial statements and evaluation of its internal control over financial reporting is ongoing and the Company may identify additional errors, which may lead to delays.

Management, under the oversight of the Audit Committee, is continuing to evaluate whether the accounting errors described above indicate any deficiencies in the Company’s internal control over financial reporting, and expects to conclude that one or more material weaknesses existed and that such controls were not effective as of the dates of the Impacted Financial Statements. Accordingly, Management’s Reports on Internal Control Over Financial Reporting as of December 31, 2024 and 2025 should no longer be relied upon. The Company intends to provide any additional disclosures regarding these matters as required in its applicable filings with the SEC.

Communications with Independent Registered Public Accounting Firms

The Audit Committee and management have discussed the matters disclosed in this Item 4.02 with Fruci & Associates II, PLLC, the Company’s current independent registered public accounting firm.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “could,” “continue,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this Current Report on Form 8-K include statements regarding the nature and anticipated accounting treatment of the accounting errors described herein, the scope and impact of the restatement of the Affected Financial Statements, the Company’s plans to restate the Affected Financial Statements, the timing and outcome of its accounting review, management’s going concern assessment, and management’s ongoing evaluation of the Company’s internal control over financial reporting and disclosure controls and procedures. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including the possibility of additional adjustments or changes to the Company’s conclusions as its review progresses; the possibility that management may identify deficiencies, including material weaknesses, in internal control over financial reporting or determine that previously disclosed conclusions regarding the effectiveness of its controls require revision; delays in filing restated financial statements and periodic reports, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026; the Company’s ability to maintain compliance with Nasdaq continued listing requirements; and litigation, regulatory inquiries or investigations relating to the restatement. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances that subsequently occur, or of which the Company hereafter becomes aware, except as required by law. Persons reading this Current Report on Form 8-K and the other documents the Company files with the SEC are cautioned not to place undue reliance on such forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIDUS SPACE, INC.
Dated: November 6, 2026
	By:	/s/ Carol Craig
	Name:	Carol Craig
	Title:	Chief Executive Officer

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